                                                                  Exhibit 10.3


                   AMENDED AND RESTATED MASTER LOAN AGREEMENT

                  AMENDED AND RESTATED MASTER LOAN AGREEMENT, dated as of April 1, 1997, between NAVIGATION TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), and PHILIPS MEDIA SERVICES B.V. ("Philips").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company and Philips are party to a Master Loan Agreement, dated October 22, 1996 (the "Original Master Loan Agreement", and as amended and restated on the date hereof, the "Master Loan Agreement"); and

                  WHEREAS, the Company has secured all of its obligations under the Original Master Loan Agreement by pledging to Philips the Company Collateral described in the Security Agreement, dated October 22, 1996, between the Company and Philips (the "Company Security Agreement"); and

                  WHEREAS, NAVIGATION TECHNOLOGIES NORTH AMERICA, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("NavTech North America"), has secured all of the Company's obligations under the Master Loan Agreement by pledging to Philips all of its right, title and interest in and to the NavTech North America Collateral (together with the Company Collateral, the "Collateral") described in the Security Agreement, dated October 22, 1996, between NavTech North America and Philips (the "NavTech North America Security Agreement" and, together with the Company Security Agreement, the "Security Agreements"); and

                  WHEREAS, the Company and Philips have agreed to amend and restate the Original Master Loan Agreement as provided herein; and

                  WHEREAS, the Company and NavTech North America have acknowledged and consented to such amendments and restatement and have agreed that the Company's obligations to Philips under this Master Loan Agreement as so amended and restated will comprise Secured Obligations of the Company for all purposes under the Company Security Agreement and the NavTech North America Security Agreement, respectively, as evidenced by their respective signatures set forth following the signature page hereof; and

                  WHEREAS, Philips has provided the Company a total of $34,750,000 (excluding capitalized interest thereon) of Demand Note Loans prior to April 1, 1997 on the terms and conditions set forth in the Original Master Loan Agreement; and

                  WHEREAS, the Company has requested that Philips agree to provide Term Note Loans to the Company from time to time to enable the Company to fund its operations; and

                  WHEREAS, Philips has agreed to provide Term Note Loans on the terms and conditions set forth herein,

                  NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I.

                  Section 1.01.  Definitions.

                  (a) Terms Generally. The terms defined in this Section 1.01 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise provided, all references herein to "dollars" and "$" shall be deemed references to the lawful money of the United States of America.

                  (b) Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                  (c) Other Terms. The following terms shall have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

                  "Affiliated Entity" shall mean any corporation, partnership or limited liability company, in which the Company, directly or indirectly, has 50% or more of the voting power or the right to receive 50% or more of the income (or, in the case of partnerships, distributions) or, upon dissolution or liquidation, the assets thereof.

                  "Ancillary Agreements" shall mean the Termination Agreement, substantially in the form attached hereto as Exhibit E-1, Amendment No. 2 to the 1994 Stock Purchase Agreement, substantially in the form attached hereto as Exhibit E-2, and Amendment No. 4 to the Stock Purchase Agreement, substantially in the form attached hereto as Exhibit E-3.

                  "Board" shall mean for any Person the board of directors or any organization having substantially the same functions, rights and powers as the board of directors of a corporation incorporated in the State of Delaware.

                  "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to close.

                  "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases which is capitalized on the balance sheet of the Company) by the Company during that period that are included in the property, plant or equipment reflected in the balance sheet of the Company.

                  "Capital Lease" shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person.

                  "Capital Lease Obligations" shall mean the obligation of any Person to pay rent or other amounts under a Capital Lease.

                  "Collateral" shall have the meaning ascribed to such term in the recitals hereof.

                  "Common Stock" shall mean the Common Stock of the Company, par value $.001 per share.

                  "Company" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

                  "Company Collateral" shall have the meaning ascribed to such term in the recitals hereof.

                  "Company Security Agreement" shall have the meaning ascribed to such term in the recitals hereof.

                  "Credit Documents" shall mean this Agreement, as amended and as it may be further amended, the Security Documents, the Escrow Agreement, the Warrant Agreement and the Term Notes.

                  "Database" shall mean, whether in the Company's possession, NavTech North America's possession, SEI's possession, or otherwise, (i) the Company's navigable database, as it may be updated or expanded from time to time, as described in the

Registration Statement, which is a digital representation of road transportation networks currently covering the United States and selected European countries, and (ii) all software and tools, as such term is used in the Registration Statement, used in database creation, updating, modification, distribution, and other operations of the Company related to such navigable database either currently conducted or contemplated to be conducted, including (a) tools for automated data capture from machine-readable sources, including post office and public domain government spatial data files; (b) comparison and validation tools for merging data from multiple sources; (c) verification tools to validate connectivity and consistency; (d) integration tools for merging new data into the database structure; (e) statistical and reporting tools for extracting information in human readable form; and (f) translation software for generating versions of the database in a variety of formats.

                  "Default" shall mean any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                  "Demand Note Loan" shall mean any loan provided pursuant to the Original Master Loan Agreement

                  "Demand Notes" shall mean the promissory notes evidencing any Demand Note Loans.

                  "Escrow Agent" shall mean FileSafe, or any successor escrow agent under the Escrow Agreement.

                  "Escrow Agreement" shall mean the Escrow Agreement, dated as of October 22, 1996, by and among the Company, NavTech North America, Philips and FileSafe, Inc. ("FileSafe") as escrow agent.

                  "Event of Default" shall mean any of the events described in
Section 8.01.

                  "Expected Monthly Shortfall" for any month means the amount by which (x) the Company's Operating Cash Outflows (pursuant to the most recent business plan and budget approved and as amended from time to time by the Company's Board) projected for such month by the Company exceed (y) the sum of
(i) expected cash receipts for such month excluding any new Term Note Loans (pursuant to such business plan and budget) plus (ii) the expected balances in all of the Company's bank accounts at the beginning of such month (net of $1 million of ordinary operating cash balances); provided, that Expected Monthly Shortfall shall not include the amount in this clause (ii) after any funding termination notice is provided to the Company by Philips pursuant to Section 2.08, except in the manner set forth therein.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any schedules thereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

                  "Indebtedness" of any Person shall mean, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities, Interest Rate Protection Agreements or other similar facilities, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Indebtedness of others of the type referred to in clause (a), (b), (c) or
(d) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (f) all preferred stock issued by such Person which is redeemable prior to the full satisfaction of the Company's obligations under the Credit Documents (including repayment in full of the Demand Note Loans and the Term Note Loans and all accrued interest thereon) other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (g) all Indebtedness of others guaranteed by such Person.

                  "Initial Term Note Loan" shall have the meaning ascribed to such term in Section 2.01 hereof.

                  "Interest Expense" of the Company shall mean, for any period, the actual expense, whether paid or accrued, incurred by the Company for interest on its Indebtedness, as shown on the income statement for the Company for such period.

                  "Interest Rate Protection Agreements" shall mean any interest rate swap agreement, interest rate cap agreement or similar arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, and (d) any assignment of interest filed with the United States Copyright Office or the United States Patent and Trademark Office, provided, however, that non-exclusive licenses in and to the Database (or any portion thereof) shall not be considered Liens for any purposes hereof.

                  "Material Adverse Effect" shall mean, with respect to the Company, (i) any material adverse effect on the business, properties, condition (financial or otherwise), prospects or operations of the Company since any reference date, (ii) any material adverse effect on the ability of the Company to perform its obligations hereunder and under any of the Credit Documents,
(iii) any adverse effect on the legality, validity, binding effect or enforceability of any other Credit Document, and (iv) any adverse effect on the perfection (to the extent required under the Security Agreement) or priority of Philips' Liens upon the Collateral under the Security Documents.

                  "NavTech International" shall mean Navigation Technologies International Corporation, a wholly-owned subsidiary of the Company.

                  "NavTech North America" shall have the meaning set forth in the recitals hereof.

                  "NavTech North America Collateral" shall have the meaning ascribed to such term in the recitals hereof.

                  "NavTech North America Security Agreement" shall have the meaning ascribed to such term in the recitals hereof.

                  "Note" shall mean a Demand Note or a Term Note and "Notes" shall mean the Demand Notes and the Term Notes collectively.

                  "Operating Cash Outflows" shall mean, for any period with respect to any Person, cash expenditures (including Capital Expenditures made in accordance with Section 7.02(f) hereof) by such Person during such period.

                  "Permitted Encumbrances" shall mean (i) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which reserves adequate under GAAP are being maintained, (ii) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance, (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, (v) minor imperfections of title on real estate, provided such imperfections do not render title unmarketable, (vi) any mortgage, encumbrance or other Lien upon, or security interest in, any property hereafter acquired, pursuant to a Capital Lease or otherwise, by the Company created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any Lien without the assumption thereof, provided that each such Lien shall attach only to the property so acquired and fixed improvements thereon, including properties and improvements directly or indirectly on such acquired property and (vii) Liens granted to Philips pursuant to the Security Agreements, provided, however, notwithstanding (i) through (vii) above, Permitted Encumbrances shall not include any Liens of any kind voluntarily created by the Company or NavTech North America on the Database.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Philips Group" shall mean Philips Electronics N.V. and its direct and indirect subsidiaries.

                  "Positive Net Operating Cash Flow" shall mean, for any period, the amount (if any) by which the cash receipts during such period exceed the Operating Cash Outflows for such period.

                  "Preferred Stock" shall mean the preferred stock of the Company outstanding on the date hereof.

                  "Registration Statement" shall mean the Registration Statement (Registration No. 333-08409) filed by the Company with the Securities and Exchange Commission on July 19, 1996, as amended by Amendment No. 1 thereto filed on August 22, 1996, Amendment No. 2 thereto filed on September 10, 1996 and Amendment No. 3 thereto filed on September 17, 1996.

                  "Security Agreements" shall have the meaning ascribed to such term in the recitals hereof.

                  "Security Documents" shall mean the Security Agreements, financing statements relating thereto prepared on Form UCC-1, assignment of interest documents filed with the United States Copyright Office and the United States Patent and Trademark Office, and other financing and assignment documents as provided in the Security Agreements.

                  "SEI" shall mean Shields Enterprises, Inc., a Delaware corporation.

                  "Term Note Loan" shall have the meaning ascribed to such term in Section 2.01 hereof.

                  "Term Notes" shall have the meaning ascribed to such term in
Section 2.02 hereof.

                  "Termination Date" shall have the meaning set forth in Section 10.04.

                  "Warrant Agreement" shall mean the Warrant Agreement, dated as of April 1, 1997, between the Company and Philips.


                                   ARTICLE II.

                               THE TERM NOTE LOANS

                  Section 2.01. The Term Note Loans. Subject to the terms and conditions hereof and satisfaction of the conditions precedent contained in Sections 6.01 and 6.02 relating thereto, Philips agrees to make a loan to the Company (the "Initial Term Note Loan") in an amount equal to the outstanding balance of all Demand Note Loans outstanding on such date, including all capitalized interest and any accrued but not capitalized interest. Thereafter, upon the written request of the Company (which shall not be made more frequently than once per calendar month), subject to the terms and conditions hereof and satisfaction of the conditions precedent contained in Sections 6.01 and 6.02 relating thereto, and subject to the provisions of Section 2.08, Philips agrees to make additional term loans (each a "Term Note Loan" and, together with the Initial Term Note Loan, the "Term Note Loans") to the Company on or prior to the earliest of (x) the date on which Philips' obligations to provide additional Term Note Loans terminates as provided in Section 2.08, (y) January 1, 2001 and
(z) the Termination Date, in such amounts as shall be requested, from time to time, by the Company up to the Expected Monthly Shortfall for the upcoming calendar month.

                  Section 2.02. The Term Note. The Company's obligation to repay the Term Note Loans shall be evidenced by promissory notes of the Company, substantially in the form of Exhibit A attached hereto (each, a "Term Note"), payable to the order of Philips or its designee.

                  Section 2.03. Warrants. Concurrent with any making of the Term Note Loans (subject, in the case of the Initial Term Note Loan, to the proviso to the immediately following sentence) hereunder, NavTech shall issue to Philips or an Affiliated Entity warrants to purchase shares of NavTech Common Stock (the "Warrants") as provided in the immediately following sentence. The number of shares of Common Stock which may be purchased upon exercise of the Warrants shall initially be equal to 412,000 shares (as currently constituted) for every $1,000,000 principal amount of Term Note Loans provided to NavTech, adjusted proportionately for increments of less than $1,000,000, subject to adjustment mutatis mutandis in accordance with the provisions of Section 9 of the Warrant Agreement; provided, that no Warrants shall be issued in respect of the amount of outstanding Demand Note Loans (including all amounts in respect of capitalized interest and accrued but not capitalized interest thereon) made by Philips to the Company hereunder prior to April 1, 1997. The terms and conditions of the Warrants shall be as provided in the Warrant Agreement.

                  Section 2.04. Repayment of Demand Note Loans with Proceeds of Initial Term Note Loan. The Company will use the proceeds of the Initial Term Note Loan immediately to repay in full the balance of all Demand Note Loans outstanding on such date, including all capitalized interest and any accrued but not capitalized interest thereon. Upon such repayment in full, Philips shall return all Demand Notes to the Company.

                  Section 2.05. Repayment of Term Note Loans. All outstanding amounts under any Term Notes, including all amounts in respect of capitalized interest and any accrued but not capitalized interest and any unpaid interest thereon, shall be due and payable in full on April 1, 2007.

                  Section 2.06. Mandatory Prepayments of Term Note Loans at Philips' Option. All outstanding Term Note Loans, including all amounts in respect of capitalized interest and any accrued but not capitalized interest and any unpaid interest thereon, shall be due and payable in whole or in part, at the option of Philips, at any time and (if in part) from time to time,

                  (a) upon notice from Philips to the Company, from the net cash proceeds of any other financing procured by the Company pursuant to
         Section 7.01(g) or otherwise;

                  (b) upon notice from Philips to the Company, if any proceeding has been brought in any court of any Governmental Authority seeking to limit the rate of interest payable under any Term Note to less than that provided in Section 3.01 hereof and such proceeding has not been dismissed within 60 days, or if a judgment reducing the interest rate has been rendered;

                  (c) upon not less than five days' notice from Philips to the Company, from any accumulated cash available from Positive Net Operating Cash Flow, provided, that Philips may not demand prepayment pursuant to this clause (c) after any funding termination notice is given by Philips pursuant to Section 2.08 (unless such notice shall have been rescinded by Philips, and Philips shall have reinstated its Term Note Loan funding obligations hereunder); or

                  (d) upon not less than 12 months' notice from Philips to the Company given on or after January 1, 2001.

                  Any such prepayments of Term Note Loans will be applied first to any accumulated, unpaid and not theretofore capitalized interest, and then to outstanding principal amount of Term Note Loans.

                  Section 2.07. Optional Prepayments of Term Note Loans. Upon payment in full of all accrued and unpaid but not capitalized interest thereon, the Company shall have the right to prepay all or any part of any Term Note Loans prior to the conversion of such Term Note Loans pursuant to Section 9.01 hereof.

                  Section 2.08. No Obligation to Provide Additional Term Note Loans Following Notice by Philips. Upon not less than two months' written notice by Philips to the Company, Philips shall not be obligated to provide any additional Term Note Loans hereunder; provided, that as long as the Company is current in the performance of its payment obligations to Philips and Philips' Affiliated Entities (other than obligations disputed in good faith and of less than $25,000 in the aggregate)

                  (i) Philips will continue to provide Term Note Loans to the Company upon request in accordance with the terms and conditions of this Agreement in amounts equal to the Expected Monthly Shortfalls during the two months following such notice if the Company cannot obtain financing during such period from alternative sources on terms acceptable to the Company's Board;

                  (ii) Philips will continue to provide Term Note Loans to the Company upon request in accordance with the terms and conditions of this Agreement in amounts equal to 90% of the Expected Monthly Shortfalls during the three months following such two month period if the Company cannot obtain financing during such period from alternative sources on terms acceptable to the Company's Board; and

                  (iii) Philips will continue to provide Term Note Loans to the Company upon request in accordance with the terms and conditions of this Agreement in amounts equal to 70% of the Expected Monthly Shortfalls during the three months following the three month period described in (ii) above if the Company cannot obtain financing during such period from alternative sources on terms acceptable to the Company's Board;

and provided, further, that the amount of funds provided by Philips with respect to the last of such months will be reduced by the amount of the aggregate balances in all of the Company's bank accounts at the time such notice is given, and, if such balances were greater than the amount of the Term Note Loan otherwise required for such month, the Company shall pay to Philips on the date such Term Note Loan would have been made the full amount of such excess in immediately available funds. Following the period referred to in (iii) above (or upon such earlier time that the Company obtains financing from alternative sources on terms acceptable to the Company's Board), Philips shall have no further obligation to provide additional Term Note Loans hereunder.


                                  ARTICLE III.

                        INTEREST, METHOD OF PAYMENT, ETC.

                  Section 3.01. Interest on Term Notes. Each Term Note shall bear interest from the date of such Term Note at a rate of 14% per annum (on the basis of a 360-day year) until the earliest of (i) April 1, 2007, (ii) the date on which such Term Note shall become due and payable pursuant to Section 8.01 and (iii) any earlier conversion of such Term Note pursuant to Section 9.01 hereof. Interest which accrues on any Term Note prior to April 1, 2002 shall not be payable currently except following demand for repayment of the outstanding principal of such Term Note (including any capitalized interest) pursuant to
Section 2.06. All such interest which accrues prior to such date shall be capitalized and added to the principal amount of such Term Note on the first day of every month subsequent to the date of such Term Note, and such capitalized amounts shall thereafter bear interest at the rate set forth above. Interest which accrues on and after April 1, 2002 on amounts outstanding under any Term Notes (including amounts in respect of interest capitalized before such date) shall be payable in cash quarterly in arrears in the manner provided in Section
4.02 hereof.

                  Section 3.02. Post Maturity Interest. After any demand for repayment of any amounts outstanding under any Term Note pursuant to Section 2.06, during the continuance of any of the Events of Default described in
Section 8.01(a), (b) or (c), and on and after April 1, 2007, the Term Notes shall bear interest, payable on demand, at a rate of 16% per annum (on the basis of a 360-day year), compounded monthly.

                  Section 3.03. Maximum Interest Rate. (a) Nothing in this Agreement or any Term Note shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. This Section is not intended to limit the rate of interest to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted by supervening provisions of U.S. Federal law.

                  (b) If the amount of interest payable on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged, the amount of interest payable on such interest payment date shall automatically be reduced to such maximum permissible amount.

                  (c) If the amount of interest payable in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid has theretofore been reduced pursuant to clause (b) of this Section 3.03.


                                   ARTICLE IV.

                            DISBURSEMENT AND PAYMENT

                  Section 4.01 Disbursements. Any Term Note Loans made by Philips to the Company shall be disbursed in immediately available funds by wire transfer to an account designated by the Company.

                  Section 4.02. Method of Payment. All payments by the Company hereunder and under the Credit Documents shall be made without setoff or counterclaim to Philips by wire transfer in immediately available funds to an account designated by Philips, on the date when due.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

                  Section 5.01. Representations and Warranties. Subject to the matters set forth on Schedule 5.01 hereto, the Company represents and warrants to Philips that:

                  (a) Authority. Each of the Company and NavTech North America has full power and authority to execute, deliver and perform each of the Credit Documents, the Ancillary Agreements and the Warrant Agreement to which it is a party and to grant to Philips the security interests and liens described therein and thereby and the Company has full power and authority to make the borrowings contemplated hereby, to execute and deliver the Term Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary action on the part of the Company and NavTech North America.

                  (b) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons which are necessary for the borrowing hereunder, the grant of the security interests in and liens on the Collateral (as defined in the Security Agreement) the execution and delivery of the Credit Documents, the performance by each of the Company and NavTech North America of its respective obligations hereunder and thereunder and the exercise by Philips of their remedies hereunder and thereunder have been effected or obtained and are in full force and effect; provided, however, no representation is made with respect to any portions of the Database relating solely to any European country.

                  (c) Binding Agreements. This Agreement and each of the other Credit Documents, Ancillary Agreements and the Warrant Agreement to which it is a party (other than the Term Notes) constitutes, and each Demand Note and each Term Note, when executed and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligation of the Company enforceable in accordance with its terms, and each of the Credit Documents to which NavTech North America is a party constitutes the valid and legally binding agreement of NavTech North America enforceable in accordance with its terms.

                  (d) Indebtedness. As of the date hereof, except for Demand Note Loans and Indebtedness secured by Permitted Encumbrances, the Company (together with its subsidiaries) has no Indebtedness.

                  (e) Use of Proceeds. The proceeds of the Initial Term Note Loan will be used by the Company immediately to repay in full the balance of all Demand Note Loans outstanding on such date, including all capitalized interest and any accrued but not capitalized interest. The proceeds of any Term Note Loans subsequent to the Initial Term Note Loan will be used for working capital.

                  (f) Title to Assets. The Company, NavTech North America, NavTech International, or NavTech International's direct or indirect wholly-owned subsidiaries have licenses for, title to, or a valid leasehold interest in, all properties and assets used in the business of the Company, except to the extent failure to have such license, title or interest could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, provided, however, no representation is made in this Section 5.01(f) with respect to any matter covered by the representation in 5.01(g).

                  (g) Title to Database. The Company or NavTech North America has title to the Database and has valid and existing licenses to any copyrights covering data incorporated in the Database, except where the failure to have such a license could not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect or to impair the value, use or exploitation of the Database in any material way, and the Company is not aware of any claims that the Database infringes any rights of third parties; provided, however, no representation is made with respect to any portions of the Database relating solely to any European country.

                  (h) The Security Agreements. The provisions of the Security Agreements are effective to create in favor of Philips a valid, binding and enforceable security interest in all right, title and interest of the Company and NavTech North America in the Collateral described therein, and to the extent contemplated in Sections 5(c) and 5(d) of the Security Agreements constitute a fully perfected first and prior security interest, lien or mortgage, in all right, title and interest of the Company and NavTech North America in such collateral, superior in right to any liens, except liens, if any, permitted to be prior hereunder or under any Credit Document, existing or future (except, with respect to future liens, as otherwise provided in the applicable Uniform Commercial Code), which the Company, NavTech North America or any third Person may have against such Collateral or interests therein.

                  (i) Percentage of Outstanding Capital Stock. Philips is the recordholder of in excess of 70% of the outstanding shares of capital stock of the Company, and Philips and SEI are, together, the recordholders of in excess of 80% of the outstanding shares of capital stock of the Company, both as reflected on the books of the Company, or its transfer agent, as of the date hereof.



                                   ARTICLE VI.

                              CONDITIONS OF LENDING

                  Section 6.01. Conditional Provision of Term Note Loans. The obligations of Philips to provide Term Note Loans (including the Initial Term Note Loan) shall be subject to the satisfaction or waiver by Philips of the following conditions:

                  (a) Execution of Agreement. Philips shall have received this Agreement duly executed and delivered by the Company.

                  (b) Security Agreements. The Security Agreements shall be in full force and effect and no further filings shall be required in order for Philips to maintain its first priority security interest in the Collateral with respect to amounts owed to Philips pursuant to this Master Loan Agreement, as amended and restated, to the same extent as existed with respect to amounts owed to Philips under the Original Master Loan Agreement. Prior to the provision of the Initial Term Note Loan, the Company and NavTech North America shall have acknowledged and consented to the amendments to the Original Master Loan Agreement as set forth herein and shall have agreed that the Company's obligations to Philips under this Master Loan Agreement as so amended will comprise Secured Obligations of the Company for all purposes under the Company Security Agreement and the NavTech North America Security Agreement, respectively, by affixing their respective signatures to the acknowledgments and consents set forth following the signature page hereof.

                  (c) Secretary's Certificate. Philips shall have received certified copies of all Board actions taken by the Company to authorize this Agreement (including the amendment hereof), the Warrant Agreement and the Ancillary Agreements.

                  (d) Opinions of Company Counsel. Philips shall have received favorable written opinions of outside counsel for the Company, dated the date of the Initial Term Note Loan, in form and substance reasonably satisfactory to Philips.

                  (e) Notice. For each Term Note Loan other than the Initial Term Note Loan (i) Philips shall have received from the Company, by not later than 10:00 a.m. (New York City time) on a date which is at least five Business Days prior to the date on which the Company requests such Term Note Loan to be made, a written request for the making of a Term Note Loan substantially in the form of Exhibit B and (ii) Philips shall have received from the Company a certificate signed by an authorized officer of the Company certifying that the proceeds of such Loan will be used in accordance with the provisions of Section 5.01(e).

                  (f) No Default. No Default or Event of Default shall have occurred and be continuing.

                  (g) Representations and Warranties; Covenants. The representations and warranties contained in Article V shall have been true when made and shall be true and correct with the same effect as though such representations and warranties had been made at the time of such Term Note Loan and the Company shall have complied with all of its covenants and agreements under this Agreement.

                  (h) Warrant Agreement. Prior to the date of the Initial Term Note Loan, the Warrant Agreement in substantially the form attached hereto as Exhibit C shall have been duly executed and delivered to Philips by the Company.

                  (i) Issuance of Warrants. Concurrently with each provision of Term Note Loans (including the Initial Term Note Loan, other than in respect of the amount of outstanding Demand Note Loans (including all amounts in respect of capitalized interest and accrued but not capitalized interest thereon) made by Philips to the Company hereunder prior to April 1, 1997), the Company shall have duly executed and delivered to Philips certificates for Warrants exercisable for the number of shares of Common Stock provided in Section 2.03, and any additional certificates for Warrants required in connection with any adjustments as provided in the Warrant Agreement.

                  (j) Amendment of Certificate of Incorporation. Prior to the date of the Initial Term Note Loan and subsequent to the filings, if any, and the expiration or earlier termination of the waiting period, if any, under subsection 6.01(m), the Certificate of Incorporation of the Company shall have been amended and restated by filing an Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit D, and Philips shall have received a copy of such Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware.

                  (k) Amendment of Previous Agreements. Prior to the date of the Initial Term Note Loan, Philips shall have received (i) the Agreement to Terminate the Investor Rights Agreement in the form attached hereto as Exhibit E-1, duly executed and delivered by sufficient parties thereto for it to be effective, (ii) Amendment No. 2 to the 1994 Stock Purchase Agreement in the form attached hereto as Exhibit E-2, duly executed and delivered by the parties thereto and (iii) Amendment No. 4 to the 1996 Stock Purchase Agreement in the form attached hereto as Exhibit E-3, duly executed and delivered by the parties thereto.

                  (l) Amendment to Bylaws. Prior to the date of the Initial Term Note Loan, the Company shall have amended its Bylaws by duly adopting resolutions in substantially the form attached hereto as Exhibit F, and Philips shall have received a certified copy of such Bylaws, as amended.

                  (m) HSR Filing. Prior to the date of the Initial Term Note Loan, unless Philips and the Company shall conclude that no such filings are necessary, Philips and the Company shall have filed all documentary materials required by, or deemed by Philips and the Company to be necessary under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), including any notification and report form required under the HSR Act, with respect to the conversion of Preferred Stock held by Philips into Common Stock, and the waiting period required by the HSR Act, including any extensions thereof obtained by request or other action by the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division"), shall have expired or been earlier terminated by the FTC or the Antitrust Division.

                  (n) Escrow Agreement. The Escrow Agreement shall be in full force and effect and no amendments or modification thereto shall be required in order for Philips to receive the full benefit of such Agreement subsequent to the date hereof.

                  (o) Other Documents. Philips shall have received such other certificates and documents as Philips may reasonably require.

                  Section 6.02. Satisfaction of Conditions Precedent. Delivery by the Company of a Term Note Loan request pursuant to Section 6.01(e) above shall be deemed to constitute a certification of the Company that each of the foregoing conditions precedent in this Article VI that has not been waived in writing by Philips has been satisfied.


                                  ARTICLE VII.

                                    COVENANTS

                  Section 7.01. Affirmative Covenants. So long as any amount under any Term Note is outstanding and until payment in full of the Term Notes and all reimbursement obligations and performance of all other obligations of the Company hereunder, the Company will:

                  (a) Financial Statements. Furnish to Philips upon the execution of this Agreement and on a weekly basis thereafter (i) a 90 day forecast of the consolidated cash position of the Company and (ii) a current schedule of all accounts payable of the Company that have been deferred.

                  (b) Authorizations. Obtain when required, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities and other persons that may be required for the validity or enforceability of the Credit Documents and any Liens created by the Credit Documents.

                  (c) Inspection. Upon reasonable prior notice, permit Philips to have one or more of their officers and employees, or any other Person designated by Philips, visit and inspect any of the properties of the Company or any Affiliated Entity and to examine the Database, the corporate records, minute books, books of account and other records of the Company or any Affiliated Entity and make copies thereof or extracts therefrom, and discuss its affairs, finances and accounts with the Company and, at the request of Philips, with the Company's independent accountants, during normal business hours and at such other reasonable times and as often as Philips may reasonably desire.

                  Philips agrees that, to the extent that the information therein contained has not theretofore otherwise been disclosed by the Company or any of its Affiliated Entities in such a manner as to render such information not confidential or except to the extent that such information has otherwise become publicly available or known to Philips other than by disclosure by or on behalf of the Company, Philips will use its reasonable best efforts to, and cause its employees, agents, attorneys, consultants, directors and accountants to, maintain the confidential nature of the information therein contained; provided, that anything herein to the contrary notwithstanding, Philips may disclose or disseminate such information to: (a) its employees, agents, attorneys, consultants, directors and accountants in the course of the performance of their duties; or (b) such third parties as Philips may, in its reasonable discretion, deem reasonably necessary or desirable in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule policy, subpoena, investigation, or regulatory authority request, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board or any governmental or industry agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental or industry agency, commission, authority, board or similar entity. In addition, information may be disclosed to the extent necessary or reasonably believed advisable by Philips or its affiliates to comply with applicable securities laws and regulations and stock exchange requirements.

                  (d) Maintenance of Databases. Maintain, preserve and protect the Database and all contracts, franchises, licenses, copyrights, patents and trademarks related to the Database in a manner consistent with past practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (e) Conduct of Business. Continue to conduct in all material respects the principal businesses of the Company.

                  (f) Notification of Defaults. Promptly notify Philips upon the discovery by the Company of the occurrence of any Default or Event of Default hereunder or of any Default under the Security Agreements.

                  (g) Alternative Financing Sources. At any time and from time to time upon request by Philips the Company will use its best efforts to obtain alternative sources of financing on terms the Board determines are reasonable, the use of the proceeds of which will be available (x) to repay outstanding Loans made by Philips hereunder pursuant to Section 2.06 or (y) for working capital to finance the Company's operations.

                  Section 7.02. Negative Covenants. So long as any amount under any Term Note is outstanding, including amounts in respect of capitalized interest and accrued but not capitalized interest, and until payment in full of the Term Notes and performance of all other obligations of the Company hereunder, the Company will not and will not permit any Affiliated Entity to:

                  (a) Borrowing. Except Indebtedness secured by Permitted Encumbrances, create, incur, assume or suffer to exist any Indebtedness.

                  (b) Mortgages and Pledges. Create, incur, assume or suffer to exist any Lien of any kind upon or in any of its property or assets whether now owned or hereafter acquired, except Permitted Encumbrances and except for any Liens created by the Security Documents.

                  (c) Sales of Database. Sell, license or otherwise dispose of any part of the Database, except that the Company may grant non-exclusive licenses in the ordinary course of business.

                  (d) Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other Person.

                  (e) Loans and Investments. Purchase or acquire the obligations or stock of, or any other interest in, or make loans or advances to, any Person other than a wholly-owned subsidiary, except (i) direct obligations of the United States of America with a maturity not exceeding one year, (ii) time deposits, certificates of deposit, eurodollar time deposits, bankers acceptances or eurodollar certificates of deposits with a maturity not exceeding one year issued by a commercial bank having a combined capital and surplus of at least $500 million, chartered under the laws of the United States or one of the States thereof and a member of the Federal Reserve System, (iii) commercial paper with a minimum rating of A1/P1 or the equivalent thereof, (iv) repurchase agreements with member banks of the Federal Reserve System and primary dealers limited to United States government securities, provided that the market value of the securities used as collateral for such repurchase agreements must equal or exceed the principal and interest due under such repurchase agreements and (v) advances to suppliers other than SEI and its affiliates made in the ordinary course of business.

                  (f) Capital Expenditures. From the date hereof, make any Capital Expenditures other than as provided for in a business plan and budget approved by the Board and in effect at the time of the expenditure.

                  (g) Distributions to Stockholders. Declare or pay, in cash or otherwise, any distributions to Stockholders.

                  (h) Issuance or Sale of Stock. Except pursuant to agreements listed in Schedule 7.02(h) or as approved by the Board with the concurrence of a majority of the directors of the Company who are executives of Philips or its Affiliated Entities, issue capital stock, or options to acquire capital stock, of the Company or in any corporation controlled by the Company.

                  (i) Affiliate Transactions. Except with the prior written consent of Philips and except pursuant to existing contracts previously approved by NavTech's board of directors, enter into any transactions with Affiliated Entities other than (i) as contemplated by the Credit Documents or (ii) on terms not less favorable to the Company than could be obtained on an arm's-length basis.

                  Section 7.03. Philips Covenants. (a) Unless and until there shall have occurred and be continuing an Event of Default, Philips hereby grants the Company the exclusive royalty free right and license, including the right to sublicense, under and to all patents conveyed to Philips pursuant to the Collateral Assignments (as defined in the Security Agreements) relating to patents, made by the Company in favor of Philips (the "Patent Assignment"), to make, have made for it, use, and sell the inventions disclosed and claimed in such patents.

                  (b) The Company and Philips hereby agree that from the date hereof until the earlier to occur of (i) the Termination Date, at which time the patents conveyed to Philips pursuant to the Patent Assignment will be reconveyed to the Company, or (ii) an Event of Default, Philips will not sell, assign, transfer, license or otherwise exploit (commercially or otherwise), except in accordance with or as may be permitted by any written licenses or other written agreements between NavTech and any Person within the Philips Group, any rights under such patents to any Person other than to a Person within the Philips Group who agrees to be bound by the restrictions included in this Section 7.03(b).

                  (c) The Company and Philips agree that as soon as practicable following the Termination Date, Philips shall (i) take all actions necessary to release the security interests granted to it by the Security Agreement and the other Security Documents, and (ii) reconvey to the Company or NavTech North America all patents assigned to Philips as collateral security for the Secured Obligations.

                  Section 7.04. Further Assurances. At any time and from time to time, upon the written request of Philips, and at the sole expense of the Company, the Company will promptly and duly execute and deliver and cause any of its direct or indirect subsidiaries to execute and deliver any and all such further instruments and documents and take such further action as Philips may reasonably deem necessary to obtain the full benefits of this Agreement, any of the other Credit Documents, and of the rights and powers herein and therein granted, including any documents necessary to grant Philips a perfected first priority security interest in any assets or properties of the Company or any of its direct or indirect subsidiaries on which the Credit Documents do not already grant Philips Liens.


                                  ARTICLE VIII.

                                EVENTS OF DEFAULT

                  Section 8.01. Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

                  (a) Default shall be made in the payment of interest or principal of any Note when due and payable, whether at maturity, pursuant to demand, by notice of intention to prepay or otherwise; or

                  (b) Default shall be made in the due observance or performance of any term, covenant, or agreement contained in the Security Agreements; or

                  (c) Default shall be made in the due observance or performance of any term, covenant or agreement contained in this Agreement or the Warrant Agreement, and such default shall have continued unremedied for a period of 10 days after any officer or director of the Company has received written notice from Philips of such default; or

                  (d) Any representation or warranty made or deemed made by the Company herein or any statement or representation made in any certificate or report delivered by or on behalf of the Company in connection herewith or in connection with any Credit Document shall prove to have been false or misleading in any material respect when made; or

                  (e) Any obligation (other than its obligation hereunder) of the Company or any Affiliated Entity for the payment of Indebtedness which is outstanding in a principal amount exceeding $500,000 is not paid within 5 days of the date when due, after giving effect to any applicable grace period, if any, specified in any instrument evidencing such Indebtedness, or becomes or is declared to be due and payable prior to the expressed maturity thereof, or there shall have occurred an event which would cause any such obligation to become, or give the holder of any such obligation a present right to declare such obligation to be, due and payable; or

                  (f) An involuntary case or other proceeding shall be commenced against the Company or any Affiliated Entity seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days; or

                  (g) The commencement by the Company or any Affiliated Entity of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company or any Affiliated Entity in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any substantial part of its respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of inability to pay their debts generally as they become due, or the taking of action by the Company or any Affiliated Entity in furtherance of any such action; or

                  (h) One or more judgments against the Company or any Affiliated Entity or attachments against their respective properties, which in the aggregate exceed $500,000, or the operation or result of which could reasonably be expected to interfere materially and adversely with the conduct of the business of the Company, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of 30 days; or

                  (i) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts, in a manner that could reasonably be expected to have a Material Adverse Effect, any of the transactions contemplated under the Credit Documents;

then upon the happening of any of the foregoing Events of Default which shall be continuing, the Notes shall become and be immediately due and payable without declaration or notice to the Company. The Company expressly waives any presentment, demand, protest or other notice of any kind.

                                   ARTICLE IX.

                                   CONVERSION

                  Section 9.01. Optional Conversion. (a) Any amounts outstanding under any Term Note, including amounts in respect of capitalized interest and accrued but not capitalized interest, shall be convertible at the option of Philips into any debt securities sold by the Company at any time.

                  (b) The conversion of amounts outstanding under any Term Note pursuant to the provisions of this Section 9.01 shall not obligate Philips to convert all such outstanding amounts under such Term Note nor any amounts outstanding under any other Term Note.

                  Section 9.02. Conversion Rate. If Philips elects to convert any amounts outstanding under any Note into debt securities of the Company pursuant to the provisions of Section 9.01, then the principal amount of such debt securities into which each Term Note is convertible shall be equal to the aggregate amount which Philips elects to convert divided by the net price per $1 principal amount of such debt securities received by the Company upon issuance of such debt securities.

                  Section 9.03. Sale of Securities. The Company shall provide Philips notice five Business Days prior to any sale of any debt securities of the Company. Upon any authorization of securities to be sold, the Company will authorize a sufficient number of such securities to enable Philips to convert all amounts then outstanding under any Notes. Within five Business Days after receipt of the Company's notice to the effect that it is selling any such securities, Philips will inform the Company of the amount, if any, outstanding under any of the Term Notes which Philips elects to convert into such securities.

                  Section 9.04. Conversion Procedures. Upon the Company's receipt of Philips' notice that it elects to convert amounts outstanding, including amounts in respect of capitalized interest and accrued but not capitalized interest, under any of the Term Notes into such amount and type of securities pursuant to Section 9.01 and 9.02 hereof, such amounts shall be deemed converted into such amount and type of securities upon the later to occur of (i) the first sale of such securities by the Company and (ii) the Company's receipt of such notice. Promptly after surrender by Philips of the outstanding Term Notes representing the amounts so converted, the Company shall deliver to Philips (i) such amount and type of securities duly issued to Philips and registered in the name of Philips or its designee and (ii) a duly executed Term Note representing any amounts outstanding, including amounts in respect of capitalized interest and accrued but not capitalized interest, on Term Notes surrendered by Philips but which Philips did not elect to convert.

                                   ARTICLE X.

                                  MISCELLANEOUS


                  Section 10.01. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE "CHOSEN COURTS") AND SOLELY IN CONNECTION WITH CLAIMS ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 10.06 OF THIS AGREEMENT.

                  THE COMPANY IS EXECUTING THIS AMENDED AND RESTATED MASTER LOAN AGREEMENT AND WILL ISSUE THE NOTES AND WARRANTS CONTEMPLATED HEREIN IN THE STATE OF ILLINOIS AND IS DELIVERING THIS AMENDED AND RESTATED MASTER LOAN AGREEMENT AND WILL DELIVER SUCH NOTES AND WARRANTS TO PHILIPS IN THE STATE OF NEW YORK.

                  Section 10.02. Expenses. The Company agrees to pay (i) all expenses related to the Escrow Agreement, including all costs associated with verification of the materials delivered to the Escrow Agent to the extent such costs do not exceed $10,000, and (ii) all reasonable out-of-pocket expenses incurred by Philips, including reasonable fees and disbursements of counsel, in connection with Philips' administration and enforcement of any provisions, of this Agreement, the other Credit Documents or any amendment or supplement hereto or thereto.

                  Section 10.03. Amendments. Any provision of this Agreement, the Term Notes or the other Credit Documents may be amended or waived, or a consent to a variance therefrom given, if, but only if, such amendment or waiver is in writing and is signed by the Company and Philips or such consent is signed by and as an authorized officer or attorney-in-fact of the party giving the consent.

                  Section 10.04. Term; Termination Date. Notwithstanding anything else herein, this amendment and restatement of the Master Loan Agreement shall have no force and effect unless and until the provision of the Initial Term Note Loan as provided herein. At any time when all amounts owing to Philips under the Notes and the other Credit Documents have been paid in full or, in the case of amounts owing under the Term Notes, converted into other securities of the Company, including all expenses to be paid by the Company, this Agreement shall terminate on the date (the "Termination Date") that is five days after the date on which Philips receives notice from the Company to the effect that the Company wishes to terminate this Agreement; provided, however, that Philips' covenant contained in Section 7.03 hereof shall survive the Termination Date.

                  Section 10.05. Cumulative Rights and No Waiver. Each and every right granted to Philips hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Philips to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Philips of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 10.06. Notices. Any communication, demand or notice to be given hereunder or with respect to any Note will be duly given when delivered in writing or by telecopy to a party at its address as indicated below.

                  A communication, demand or notice given pursuant to this
Section 10.06 shall be addressed:

                  If to the Company, at

                           10400 W. Higgins Road, Suite 400
                           Rosemont, IL  60018
                           Telecopy:            (847) 699-8057
                           Attention:           General Counsel


                           with a copy to

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Telecopy:            (415) 493-6811
                           Attention:           Donna M. Petkanics

                  If to Philips, at

                           Philips Media Services B.V.
                           c/o Philips Electronics North America Corp.
                           100 East 42nd Street
                           New York, New York   10017
                           Telecopy:            (212) 850-7304
                           Attention:           Samuel J. Rozel
                                                William E. Curran

                           with a copy to

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Telecopy:            (212) 558-3588
                           Attention:           W. Loeber Landau

                  Section 10.07. Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  Section 10.08. Assignments and Participations. This Agreement shall be binding upon and inure to the benefit of the Company and Philips and their respective successors and assigns, except that neither the Company nor Philips may assign or participate any rights or obligations hereunder; provided, however, that Philips shall be permitted to assign any of its rights and obligations hereunder to any member of the Philips Group.

                  Section 10.09. WAIVER OF JURY. THE COMPANY AND PHILIPS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                  Section 10.10. Execution in Counterparts. This Agreement may be executed by the parties on separate counterparts which, when taken together with counterparts signed by each of the other parties, shall constitute a single fully executed Agreement which shall be as fully binding and effective as if each party had executed a single signature page.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                        NAVIGATION TECHNOLOGIES CORPORATION


                        By /s/ Ronald A. Brumback
                           --------------------------------------------------
                        Name:  Ronald A. Brumback
                        Title: President

                        By /s/ Thomas A. Lerone
                           --------------------------------------------------
                        Name:  Thomas A. Lerone
                        Title: Vice President & Chief Financial Officer


                        PHILIPS MEDIA SERVICES B.V.


                        By /s/ Samuel J. Rozel
                           ------------------------------------------------
                           Samuel J. Rozel
                           Attorney-in-fact pursuant to Power of Attorney

NavTech North America hereby agrees for the benefit of Philips that it will use all reasonable efforts within its control to assure compliance by the Company with the covenants contained in Sections 7.01(d), 7.01(e), 7.02(b) and 7.02(c) hereof, and it hereby agrees that it will not take any actions inconsistent with the covenants contained in such sections.

                       NAVIGATION TECHNOLOGIES NORTH
                                AMERICA, INC.

                       By /s/  Thomas A. Lerone
                          ---------------------------------------------------
                          Name: Thomas A. Lerone
                                Title: Vice President & Chief Financial Officer

NAVIGATION TECHNOLOGIES CORPORATION, a Delaware company (the "Company"), as a party to the Security Agreement, dated October 22, 1996, between the Company and Philips Media Services B.V. ("Philips"), hereby acknowledges and consents to the foregoing amendment and restatement, dated as of April 1, 1997, of the Original Master Loan Agreement referred to therein, and agrees that the Company's obligations to Philips under the Master Loan Agreement as so amended will comprise Secured Obligations of the Company for all purposes under such Security Agreement.


                        NAVIGATION TECHNOLOGIES CORPORATION


                        By: /s/ Ronald A. Brumback
                            -------------------------------------------------
                        Name:  Ronald A. Brumback
                        Title: President

                        By: /s/ Thomas A. Lerone
                            -------------------------------------------------
                        Name:  Thomas A. Lerone
                        Title: Vice President & Chief Financial Officer


NAVIGATION TECHNOLOGIES NORTH AMERICA, INC., a Delaware corporation ("NavTech North America"), as a party to the Security Agreement, dated October 22, 1996, between NavTech North America and Philips Media Services B.V. ("Philips"), hereby acknowledges and consents to the foregoing amendment and restatement dated as of April 1, 1997, of the Original Master Loan Agreement between Navigation Technologies Corporation, a Delaware corporation (the "Company"), and Philips referred to therein, and agrees that the Company's obligations to Philips under the Master Loan Agreement as so amended will comprise Secured Obligations of the Company for all purposes under such Security Agreement.


                        NAVIGATION TECHNOLOGIES NORTH
                                           AMERICA, INC.

                        By /s/ Thomas A. Lerone
                           --------------------------------------------------
                        Name:  Thomas A. Lerone
                        Title: Vice President & Chief Financial Officer